Exhibit 99.1
Asure Software Reports Second Quarter Results

• Q2 EBITDA of $838,000, excluding one-time items; vs. guidance range of $740,000 to $840,000 • Q2 Revenue of $4.2 million vs. guidance range of $4.10 to $4.20 million
• Q2 Earnings of $0.03 per share, excluding one-time items

AUSTIN, Texas, August 14, 2012 (GLOBE NEWSWIRE) -- Asure Software, Inc. (Nasdaq:ASUR), a leading provider of workplace management software, announced results for the second quarter ended June 30th, 2012.

Second quarter results, excluding one-time items, included earnings of $0.03 per share and EBITDA of $838,000.  One-time acquisition-related legal and professional services, site consolidation and other one-time expenses related to Asure’s acquisitions of Peoplecube, ADI Time and Legiant amounted to $487,000, or ($0.10) per share.

Asure recently split the company's common stock on a 3-for-2 basis, in the form of a 50% stock dividend.  This split went into effect on May 1, 2012.

KEY FACTS FOR Q2:

Second quarter revenue was $4.2M, a 73% increase over the second quarter of 2011. The year over year increase was largely driven by the full quarter effect of the acquisitions of ADI Time and Legiant, which occurred in the fourth quarter of 2011. Asure’s recurring revenue as a percentage of overall revenue remained strong at 76%.  Gross margins improved sequentially by one point, to 76%.  Total bookings increased 8% sequentially, while annual cloud bookings increased 10% year over year.  Annual cloud bookings represent new annual contract revenue, excluding multi-year sales.

“The second quarter of 2012 recognized continued growth in organic cloud bookings.” commented Pat Goepel, Asure Software’s Chief Executive Officer.  “The increase in cloud bookings confirms the results of our strategy, as well as the acceptance of our products in the market.  We expect this trend to continue as we execute organic and inorganic growth in the workplace management space.”

David Scoglio, Asure’s Chief Financial Officer added, “Asure posted a strong second quarter financially as EBITDA and revenue were at the upper end of published guidance.  Free cash flow for the quarter, at $223K, fell below earlier guidance due to costs related to the acquisition of PeopleCube and higher capital expenditures due to initial upgrades of our cloud infrastructure.”  See below tables for details around Asure’s financial results and guidance.

2012 / 2013 Guidance
$000s

Conference Call Details
Asure will follow this announcement with a conference call for the investment community on Tuesday August 14, at 11:00 a.m. EDT, (10:00 a.m. CDT) to further discuss the quarter and outlook.  Participating in the call will be Pat Goepel, Chief Executive Officer and David Scoglio, Chief Financial Officer.  To participate, dial (877) 853-5636 ten minutes before the call begins. International callers should dial (631) 291-4544.  The conference ID for all callers is 15153489.

Investors, analysts, media and the general public will also have the opportunity to listen to the conference call in listen-only mode via the Internet by visiting the investor relations page of Asure's web site at www.asuresoftware.com. To monitor the live call, please visit the web site at least ten minutes early to register, download and install any necessary audio software. For those who cannot listen to the live broadcast, an archived replay will be available shortly after the call at http://investor.asuresoftware.com/

About Asure Software
Asure Software, Inc. (Nasdaq:ASUR), is headquartered in Austin, Texas. Asure Software's intuitive and innovative technologies enable companies of all sizes and complexities to operate more efficiently. Simply put, we turbocharge your workplace by stimulating your workforce and maximizing your company’s resources while eliminating waste out of employee's workflow.

Asure Software is an industry leader in providing cloud-based workplace management solutions. Over 11,000 clients deploy our workplace management software products, hardware products, services and support to improve their workforce and workplace processes.  For more information, please visit www.asuresoftware.com

The Asure Software, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=11986

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995:

Statements in this press release regarding Asure's business which are not historical facts are "forward-looking statements" that involve risks and uncertainties. Such risks and uncertainties could cause actual results to differ from those contained in the forward-looking statements.

*Non-GAAP Financial Measures

This press release includes the following financial measures defined as a non-GAAP financial measure by the Securities and Exchange Commission: EBITDA and GAAP Net Income/(Loss) excluding one-time items. These supplemental financial measures are not required by GAAP, nor are the presentation of this financial information intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. Management recognizes that non-GAAP financial measures have limitations in that they do not reflect all of the items associated with Asure's earnings results as determined in accordance with GAAP. However, for the reasons described below, management uses these non-GAAP measures to evaluate the performance of Asure's business. Asure's management believes that it is important to provide investors with these same tools, together with reconciliation to GAAP, for evaluating the performance of Asure's business, as it may provide additional insight into Asure's financial results. See the “Reconciliation of GAAP Net Income/(Loss) to Earnings Before Interest, Taxes, Depreciation, Amortization and Stock Compensation Expense (EBITDA)” and the “Reconciliation of GAAP Net Income/(Loss) to Net Earnings Excluding One-Time Items” tables included in this press release for further information regarding these non-GAAP financial measures. In addition, these measures are presented because management believes they are frequently used by securities analysts, investors and others in the evaluation of companies.

EBITDA is calculated by adding income taxes, interest expense, depreciation and amortization and stock compensation expense to net earnings, EBITDA is not defined under GAAP and should not be considered in isolation or as a substitute for net earnings and other consolidated earnings data prepared in accordance with GAAP or as a measure of Asure's profitability.

Net Earnings Excluding One-Time Items is calculated by combining the company’s GAAP Net Earnings, or earnings per share, with items that are one time in nature and are not expected to recur on a dollar or per share basis.

Free Cash Flow is computed by subtracting capital expenditures from cash flow from operations, each as determined in accordance with GAAP and as reflected in the statement of cash flows.

Reconciliation of GAAP Net Earnings to Earnings Before Interest, Taxes, Depreciation, Amortization and Stock
Compensation Expense (EBITDA) and EBITDA Gain Excluding 1 Time Costs.

FOR THE THREE MONTHS ENDING
$000s	June 30, 2012	June 30, 2011	Inc/Dec
Net Gain/(Loss)	(323)	27	(350)
Interest	174	12	162
Interest - Mark to Market	0	0	0
Tax	120	12	108
Depreciation	58	38	20
Amortization	357	195	162
Stock Compensation	25	14	11
EBITDA Gain	411	298	113
1 Time Costs	427	60	367
EBITDA Gain excl. 1 Time Costs	838	358	480

Reconciliation of GAAP Net Earnings to Earnings Before Interest, Taxes, Depreciation, Amortization and Stock
Compensation Expense (EBITDA) and EBITDA Gain Excluding 1 Time Costs.

FOR THE SIX MONTHS ENDING
$000s	June 30, 2012	June 30, 2011	Inc/Dec
Net Gain/(Loss)	(1,170)	(33)	(1,137)
Interest	364	22	342
Interest - Mark to Market (MTM)	465	0	465
Tax	165	21	144
Depreciation	105	81	24
Amortization	714	390	324
Stock Compensation	35	28	7
EBITDA Gain	678	509	169
1 Time Costs Exc. MTM & Taxes	936	116	820
EBITDA Gain excl. 1 Time Costs	1,614	625	989

Reconciliation of GAAP Net Earnings to Net Earnings Excluding 1-Time Items
$000s	FOR THE THREE MONTHS ENDED JUNE 30
	2012	2011
Net Gain/(Loss)	(323)	27
Legal & Professional Services	298	0
Severance & Recruitment	60	23
Site Consolidation	50	0
3:2 Stock Split	19	0
Provision for Taxes - Site Shut down	60	0
Other 1-Time Items (net)	0	37
sub-total ex Taxes	427	60
Sub-total 1-Time Costs	487	60
Net Gain Excl. 1-Time Costs	164	87

Reconciliation of GAAP Net Earnings to Net Earnings Excluding 1-Time Items
$000s	FOR THE SIX MONTHS ENDED JUNE 30
	2012	2011
Net Gain/(Loss)	(1,170)	(33)
Legal & Professional Services	543	0
Severance & Recruitment	97	79
Site Consolidation	50	0
Interest - Mark to Market	465	0
Loss on Conversion of Debt	199	0
3:2 Stock Split	19	0
Provision for Taxes - Site Shut down	60	0
Other 1-Time Items (net)	28	37
sub-total excl. MTM & Taxes	936	116
Sub-total 1-Time Costs	1,461	116
Net Gain Excl. 1-Time Costs	291	83

  ASURE SOFTWARE, INC.
 CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands, except per share data)
(Unaudited)

	June 30, 2012	December 31, 2011
ASSETS
Current Assets:
Cash and equivalents	$1,493	$1,067
Accounts receivable, net of allowance for doubtful accounts of $56 and $19 at June 30, 2012 and December 31, 2011, respectively	1,603	1,483
Notes receivable	24	96
Inventory	156	116
Prepaid expenses and other current assets	263	338
Total Current Assets	3,539	3,100

Property and equipment, net	424	414
Intangible assets, net	5,593	6,307
Goodwill	6,259	6,264
Other	18	-
Total Assets	$15,833	$16,085

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Line of credit	$555	$500
Current portion of notes payable	109	349
Accounts payable	1,497	1,097
Accrued compensation and benefits	243	141
Other accrued liabilities	641	536
Deferred revenue	4,697	4,792
Total Current Liabilities	7,742	7,415

Long-term liabilities:
Deferred revenue	170	169
Subordinated notes payable	4,375	4,323
Subordinated convertible notes payable	301	1,247
Derivative liability	-	835
Other long-term obligations	28	32
Total Long-Term Liabilities	4,874	6,606

Stockholders’ Equity:
Preferred stock, $.01 par value; 1,500 shares authorized; none issued or outstanding	—	—
Common stock, $.01 par value; 11,000 shares authorized; 5,366 and 5,014 shares issued; 4,982 and 4,630 shares outstanding at June 30, 2012 and December 31, 2011, respectively	337	334
Treasury stock at cost, 384 shares at June 30, 2012 and December 31, 2011	(5,017)	(5,017)
Additional paid-in capital	273,361	271,065
Accumulated deficit	(265,362)	(264,190)
Accumulated other comprehensive loss	(102)	(128)
Total Stockholders’ Equity	3,217	2,064
Total Liabilities and Stockholders’ Equity	$15,833	$16,085

The notes in the Company’s forthcoming 10-Q are an integral part of these condensed consolidated financial statements.

ASURE SOFTWARE, INC.
C ONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share data)
(Unaudited)

	FOR THE THREE MONTHS ENDED JUNE 30		FOR THE SIX MONTHS ENDED JUNE 30
	2012	2011	2012	2011
Revenues	$4,205	$2,434	$8,357	$4,791
Cost of Sales	(991)	(437)	(2,037)	(877)
Gross Margin	3,214	1,997	6,320	3,914

Operating Expenses:
Selling, general and administrative	2,334	1,413	4,467	2,815
Research and development	591	393	1,181	784
Amortization of intangible assets	292	150	586	298
Total Operating Expenses	3,217	1,956	6,234	3,897

Income/(Loss) From Operations	(3)	41	86	17

Other Income (Expenses):
Interest income	1	4	2	6
Foreign currency translation (loss)/gain	(1)	1	(29)	(20)
(Loss) on disposal of assets	(26)	-	(36)	-
(Loss) on debt conversion	-	-	(198)	-
Interest expense- amortization of OID and derivative mark-to market	(56)	-	(591)	-
Interest expense and other	(118)	(7)	(238)	(15)
Total Other Income (Expense)	(200)	(2)	(1,090)	(29)

(Loss)/Income From Operations Before Income Taxes	(203)	39	(1,004)	(12)
Income Tax Expense	(120)	(12)	(166)	(21)
Net (Loss)/Income	$(323)	$27	$(1,170)	$(33)

Basic (Loss)/Income Per Share	$(0.06)	$0.01	$(0.24)	$(0.01)
Diluted (Loss)/Income Per Share	$(0.06)	$0.01	$(0.24)	$(0.01)

Shares Used In Computing Basic (Loss)/Income Per Share	4,982	4,627	4,841	4,627
Shares Used In Computing Diluted (Loss)/Income Per Share	4,982	4,632	4,841	4,627

The notes in the Company’s forthcoming 10-Q are an integral part of these condensed consolidated financial statements.

 ASURE SOFTWARE, INC.
  Condensed Consolidated Statements of Comprehensive Income (Loss)
(In thousands)
(Unaudited)

	FOR THE THREE MONTHS ENDED JUNE 30		FOR THE SIX MONTHS ENDED JUNE 30
	2012	2011	2012	2011
Net (Loss)/Income	$(323)	$27	$(1,170)	$(33)
Other comprehensive (Loss)/Income:
Foreign currency translation (Loss)/Gain	(2)	(4)	26	9
Comprehensive Income / (Loss)	(325)	23	(1,144)	(24)

The notes in the Company’s forthcoming 10-Q are an integral part of these condensed consolidated financial statements.

ASURE SOFTWARE, INC.
 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands, except per share data)
(Unaudited)

	FOR THE SIX MONTHS ENDED JUNE 30
	2012	2011
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(1,170)	$(33)
Adjustments to reconcile net loss to net cash provided by operations:
Depreciation and amortization	819	471
Provision for doubtful accounts	37	(32)
Share-based compensation	35	28
Interest expense – amortization of OID and derivative mark-to-market	591	-
Loss on sale/disposal of assets	36	-
Loss on debt conversion	198	-

Changes in operating assets and liabilities:
Notes receivable	-	(3)
Accounts receivable	(157)	297
Inventory	(40)	15
Prepaid expenses and other current assets	62	26
Accounts payable	400	(9)
Accrued expenses and other long-term obligations	221	(34)
Deferred revenue	(94)	290
Net cash provided by operating activities	938	1,016

CASH FLOWS FROM INVESTING ACTIVITIES:

Net purchases of property and equipment	(151)	(45)
(Issuance) or collection of note receivable	72	-
Net cash used in investing activities	(79)	(45)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on notes payable and capital leases	(308)	(24)
Payments on notes payable conversion	(222)	-
Proceeds from Line of credit	55	-
Net proceeds from exercise of options	16	-
Net cash used in financing activities	(459)	(24)

Effect of translation exchange rates	26	9

Net increase in cash and equivalents	426	956
Cash and equivalents at beginning of period	1,067	1,070
Cash and equivalents at end of period	$1,493	$2,026

SUPPLEMENTAL INFORMATION:
Interest Paid	$189	-
Payments of accelerated interest on subordinated convertible notes payable on conversion	211	-
Non-Cash Financing Activity – conversion of subordinated convertible notes payable to equity	969	-

The notes in the Company’s forthcoming 10-Q are an integral part of these condensed consolidated financial statements.

For more information contact:
David Scoglio, CFO
Asure Software, Inc.
512-437-2732
dscoglio@asuresoftware.com

Jon Cunningham
RedChip Companies, Inc.
Tel: +1-800-733-2447, Ext. 107
info@redchip.com
http://www.redchip.com